CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-86946 and 333-96661) of our report dated August 9, 2002 on our audit of the consolidated financial statements of SuperStock, Inc. as of May 31, 2002 and for the year then ended, included in the current report on Form 8-K/A of a21, Inc.

GRENADIER, HOWARD & ASSOCIATES, P.A.

By: /s/ John W. Howard
    -----------------------------
    Managing Director

Jacksonville, Florida
May 14, 2004